UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BLACKROCK TCP CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-1

EXPLANATORY NOTE

This Amendment No. 1 is being filed to amend and supplement the definitive proxy statement on Schedule 14A that was filed by the Registrant with the Securities and Exchange Commission on April 2, 2025 (the “Proxy Statement”) in connection to the Registrant’s Annual Meeting of Stockholders to be held on May 22, 2025. This Amendment No. 1 is being filed for the sole purpose of correcting a typographical error in the Notice of Annual Meeting which misstated that the Annual Meeting is being held, in part, to elect Director nominees to serve until the 2025 Annual Meeting of Stockholders of the Registrant, or until his or her successor is duly elected and qualifies. Director nominees elected at the Annual Meeting will serve until the 2026 Annual Meeting of Stockholders of the Registrant, or until his or her successor is duly elected and qualifies. There are no other changes to the Proxy Statement. The Registrant will print and distribute to its stockholders the revised Notice of Annual Meeting included in this Amendment No. 1 in lieu of the Notice of Annual Meeting included in the Proxy Statement.

BlackRock TCP Capital Corp.

2951 28th Street, Suite 1000

Santa Monica, California 90405

(310) 566-1003

NOTICE OF ANNUAL MEETING

TO BE HELD ON May 22, 2025

To the Stockholders of BlackRock TCP Capital Corp.:

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of BlackRock TCP Capital Corp., a Delaware corporation (the “Company”) will be held on May 22, 2025, at 9:00 a.m. Pacific Time, for the following purposes:

1.	To elect all six Director nominees to the Board of Directors of the Company to serve until the 2026 Annual Meeting of Stockholders of the Company, or until his or her successor is duly elected and qualifies;
2.	To consider and vote on a proposal to authorize the Company, with approval of its Board of Directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings (for up to the next 12 months), subject to certain limitations set forth in the proxy statement (including, without limitation, that the number of shares sold on any given date does not exceed 25% of the Company’s then outstanding common stock immediately prior to such sale); and
3.	To transact such other business as may properly come before the Annual Meeting and any adjournments, postponements or delays thereof.

Stockholders will not have to travel to attend the Annual Meeting but will be able to view the Annual Meeting live and cast their votes by accessing a web link. You will not be able to attend the Annual Meeting in person. To attend the Annual Meeting please follow the directions below and use the following link: meetnow.global/M4N5VLR.

You have received this proxy statement because you were a stockholder of record of the Company on March 26, 2025 (the “Record Date”). Please be certain to vote by telephone or via the Internet or sign, date and return the proxy card you received from us.

Your vote is important. Attendance at the Annual Meeting will be limited to the Company’s stockholders as of the Record Date.

If your shares in the Company are registered in your name, you may attend and participate in the Annual Meeting at meetnow.global/M4N5VLR by entering the control number found in the shaded box on your proxy card on the date and time of the Annual Meeting. You may vote during the Annual Meeting by following the instructions that will be available on the Annual Meeting website during the Annual Meeting.

If you are a beneficial stockholder of the Company (that is if you hold your Company shares through a bank, broker, financial intermediary or other nominee) and want to attend the Annual Meeting you must register in advance of the Annual Meeting. To register, you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Georgeson LLC, the Company’s tabulator. You may email an image of your legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 5:00 p.m. (Eastern time) three business days prior to the Annual Meeting date. You will receive a confirmation email from Georgeson LLC of your registration and a control number and security code that will allow you to vote at the Annual Meeting.

We encourage you to carefully review the enclosed materials, which explains the proposals in more detail. As a stockholder, your vote is important, and we hope that you will respond today to ensure that your shares will be represented at the Annual Meeting. You may vote using one of the methods below by following the instructions on your proxy card or voting instruction form:

• By touch-tone telephone;

• By Internet;

•  By signing, dating and returning the enclosed proxy card or voting instruction form in the postage-paid envelope; or

• By participating at the Annual Meeting as described above.

If you do not vote using one of these methods, you may be called by Georgeson LLC, the Company’s proxy solicitor, to vote your shares.

You have the right to receive notice of and to vote at the Annual Meeting if you were a stockholder of record at the close of business on March 26, 2025. Please complete, sign, date and return your proxy card to us in the enclosed, postage-prepaid envelope at your earliest convenience, even if you plan to attend the Annual Meeting. If you prefer, you can authorize your proxy through the Internet or by telephone as described in the proxy statement and on the enclosed proxy card. If you attend the meeting, you may revoke your proxy prior to its exercise and vote virtually at the meeting. In the event that there are not sufficient stockholders present for a quorum, the Annual Meeting may be adjourned from time to time, in the manner provided in our bylaws, until a quorum will be present or represented.

If you have any questions about the proposals to be voted on or the virtual meeting, please call Georgeson LLC, the firm assisting us in the solicitation of proxies, toll free at 1-855-372-7798.

By Order of the Board of Directors,

/s/ Philip Tseng
Chair of the Board of Directors and
Chief Executive Officer

Santa Monica, California

April 2, 2025